Exhibit 13.2

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Grupo Aval Acciones y Valores S.A. (the “Company”) for the fiscal year ended December 31, 2017 (the “Report”). I, Diego Fernando Solano Saravia, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2018

/s/ Diego Fernando Solano Saravia
Diego Fernando Solano Saravia
Chief Financial Officer
(Principal Financial Officer)